CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-86288 of Stolt Offshore S.A. on Form F-3 of our reports dated January 30, 2002 appearing in the annual report on Form 20-F/A of Stolt Offshore S.A. for the year ended November 30, 2001.

          We also consent to the reference to us under the heading "Experts."


                                                             /S/ ARTHUR ANDERSEN





Glasgow, United Kingdom
July 31, 2002